UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 17, 2016

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)                      An Annual Meeting of Shareholders (the “Annual Meeting”) of the Malvern Bancorp, Inc. (the “Company”) was held on February 17, 2016.

(b)                     There were 6,558,473 shares of common stock of the Company eligible to be voted at the Annual Meeting and 5,996,725 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.     Election of directors:

	FOR	WITHHELD	BROKER NON-VOTES

Ralph K. Packard	4,253,727	696,065	1,046,923

Prior to the Annual Meeting, Messrs. F. Claire Hughes, Jr. and Robert C.F. Willson resigned as directors of the Company and withdrew their names from nomination for re-election. Votes cast for either Mr. Hughes or Mr. Willson were disregarded.

2.    Non-binding resolution to approve the compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

4,821,948	121,931	5,923	1,046,923

3.    To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2016.

FOR	AGAINST	ABSTAIN

5,888,875	83,819	24,031

The Company’s nominee was elected as a director, the proposal to adopt a non-binding resolution to approve the compensation of our named executive officers was adopted, and the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2016 was adopted by the shareholders of the Company at the Annual Meeting.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: February 19, 2016	By:	/s/Joseph Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer